                                                                    EXHIBIT 99.1

                                  RISK FACTORS

         You should carefully consider these risk factors in addition to the remainder of this prospectus before purchasing our common stock. The risks described below are not the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the following risks occur, our business, financial condition or operating results could be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

BUSINESS RELATED RISKS

WE ARE HIGHLY DEPENDENT UPON SALES OF OUR CONSUMER ELECTRONIC PRODUCTS TO CERTAIN OF OUR CUSTOMERS, INCLUDING WAL-MART, TARGET AND K-MART.

         We are highly dependent upon sales of our consumer electronic products to certain of our customers, including Wal-Mart, Target and K-Mart. During our fiscal years ended March 31, 2002 and 2001, Wal-Mart stores accounted for approximately 22% and 41%, respectively, Target stores accounted for approximately 19% and 14%, respectively, and K-Mart accounted for less than 10% of our consolidated net revenues for such periods. During the nine months ended December 31, 2002, Wal-Mart, Target and K-Mart accounted for approximately 25%, 18% and 14%, respectively, of our consolidated net revenues for such periods. Although no other customer in either of our operating segments accounted for greater than 10% of our consolidated net revenues during these periods, other customers may account for more than 10% of our consolidated net revenues in future periods. All purchases of our products by customers in both of our operating segments are made through purchase orders and we do not have any long-term contracts with any of our customers. The loss of customers such as Wal-Mart, Target or K-Mart or any of our other customers to which we sell a significant amount of our products or any significant portion of orders from Wal-Mart, Target or K-Mart or such other customers or any material adverse change in the financial condition of such customers could materially adversely affect our business, results of operations and financial condition.

WE RELY ON OUR THIRD-PARTY LICENSE AND DISTRIBUTION AGREEMENTS TO GENERATE A PORTION OF OUR REVENUES.

         We maintain license agreements that allow licensees to use our Emerson(R) and H.H. Scott(R) trademarks for the manufacture and sale of consumer electronics and other products. In addition, we maintain distribution agreements for the distribution of our consumer electronics products into defined geographic areas. Although we have entered into agreements with certain of our licensees and distributors of consumer electronics products, most of which have a term of three years or less, we cannot assure that such agreements will be renewed when the terms of such agreements expire or that our relationships with our licensees or distributors will be maintained on satisfactory terms or at all. The failure to maintain our relationships with our licensees and distributors, the failure to obtain new licensees or distribution relationships or the failure by our licensees to protect the integrity and reputation of our trademarks could materially adversely affect our business, results of operations and financial condition.

         Our sporting goods business licenses many well-known names and trademarks, including Voit(R) and MacGregor(R). These licenses allow us to manufacture, promote, sell and distribute specified products and equipment throughout the world. The licensing agreements with Voit(R) and MacGregor(R) expire in 2004 and 2040, respectively. Each of these agreements provides for renewal terms, however, we cannot assure that such agreements will be renewed when the terms of such agreements expire or that our relationship with these licensors will be maintained on satisfactory terms or at all. The non-renewal or termination of one or more of our material licenses could materially adversely affect our business, results of operations and financial condition.

OUR REVENUES AND EARNINGS COULD BE NEGATIVELY AFFECTED IF WE CANNOT ANTICIPATE MARKET TRENDS OR ENHANCE EXISTING PRODUCTS OR ACHIEVE MARKET ACCEPTANCE OF NEW PRODUCTS.

         Our success is dependent to a large part on our ability to successfully anticipate and respond to changing consumer demands and trends in a timely manner. In addition, to increase our penetration of current markets and gain footholds in new markets for our products, we must maintain existing products and integrate them with new products. We may not be successful in developing, marketing and releasing new products that respond to technological developments or changing customer needs and preferences. We may also experience difficulties that could delay or prevent the successful development, introduction and sale of these new products. In addition, these new products may not adequately meet the requirements of the marketplace and may not achieve any significant degree of market acceptance. If release dates of any future products or enhancements to our products are delayed, or if these products or enhancements fail to achieve market acceptance when released, our business, operating results and financial condition could be materially adversely affected. In addition, new products or enhancements by our competitors may cause customers to defer or forgo purchases of our products, which could have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY OUR DEPENDENCE UPON FOREIGN MANUFACTURERS.

         All of our consumer electronic products and a portion of our sporting good products are manufactured in accordance with our specifications by original equipment manufacturers located in:

         o        South Korea;

         o        China;

         o        Malaysia; and

         o        Thailand.

Foreign manufacturing is subject to a number of risks, including:

         o        transportation delays and interruptions;

         o        political and economic disruptions;

         o imposition of tariffs, quotas and other import or export controls; and

         o        changes in government policies.

In addition, if we are unable to obtain our products from the original equipment manufacturers in the required quantities and quality and in a timely fashion, we could experience delays or reductions in product shipments to our customers that could materially adversely affect our business, results of operations and financial condition.

OUR RELIANCE ON COMPONENT AND MATERIAL SUPPLIERS CREATES ADDITIONAL RISKS.

         We rely on a limited number of suppliers, most of which are located outside of the United States, for the components and raw materials used in our consumer electronics and sporting good products. Although there are many suppliers for each of our component parts and raw materials, we are dependent on a limited number of suppliers for many of the significant components and raw materials. This reliance involves a number of significant risks, including:

         o unavailability of materials and interruptions in delivery of components and raw materials from our suppliers;

         o manufacturing delays caused by such unavailability or interruptions in delivery;

         o fluctuations in the quality and the price of components and raw materials; and

         o        risks related to foreign operations.

We do not have any long-term or exclusive purchase commitments with any of our suppliers. Avatar Mfg., Tonic Electronics and Daewoo are our largest suppliers of components for our consumer electronics products, each of which accounted for more than 10% of our purchases of components for our consumer electronics products for each of our last two fiscal years. In addition, during the nine months ended December 31, 2002, GMT Industries also accounted for more than 10% of our purchases of components for our consumer electronics products. Our failure to maintain existing relationships with our suppliers, especially Avatar, GMT, Tonic and Daewoo, or to establish new relationships in the future could materially adversely affect our business, financial condition and results of operations. In addition, we cannot assure that ample supply of product would be available at current prices if we are required to seek alternative sources of supply without adequate notice from a supplier or a reasonable opportunity to seek alternate production facilities and component parts.

THE OPERATING RESULTS OF OUR SPORTING GOOD SEGMENT COULD BE AFFECTED BY BUDGETARY RESTRICTIONS OF SCHOOLS AND GOVERNMENT AGENCIES.

         A substantial portion of our sporting goods product revenues are generated through sales to the institutional market, including:

         o        public and private schools;

         o        colleges and universities;

         o        military academies;

         o        municipal and governmental agencies;

         o        military facilities;

         o        youth sports leagues; and

         o        certain retail sporting goods chains.

As a result, our sporting goods business is substantially dependent on the budgetary allowances of schools as well as local, state and federal government agencies. Restrictions or reductions to the budgeted spending of these entities could reduce the amount of goods purchased from us and could materially adversely affect our business, results of operations and financial condition.

UNANTICIPATED DISRUPTIONS OR SLOWDOWNS IN OPERATIONS COULD ADVERSELY AFFECT OUR REVENUES.

         Our ability to provide high quality customer service, process and fulfill orders and manage inventory depends on:

         o the efficient and uninterrupted operation of our call center, distribution center and manufacturing facilities related to our sporting goods segment; and

         o the timely performance of third party manufacturers and suppliers, catalog printers and shipping companies.

Any material disruption or slowdown in the operation of our call center, distribution center, manufacturing facilities or management information systems, or comparable disruptions or slowdowns suffered by our principal manufacturers, suppliers and shippers could cause delays in our ability to receive, process and fulfill customer orders and may cause orders to be canceled, lost or delivered late, goods to be returned or receipt of goods to be refused. Our sporting goods segment ships approximately 70% of its products using United Parcel Service. A strike by UPS or any of our other major carriers, for both our consumer electronics segment and our sporting goods segment, could materially adversely affect our results of operations as a result of our failure to deliver our products in a timely manner and using other more expensive freight carriers.

         In addition to the foregoing, the International Longshore and Warehouse Union (the "ILWU"), which is the union of dock workers that receives our cargo of import containers on the West Coast, and the Pacific Maritime Association (the "PMA"), a group of global ship owners and terminal operators, renew their contracts periodically. A strike by the ILWU, or lockout by the PMA, would significantly slow the receipt of our import products, both in the consumer electronics and sporting goods segments of our operations, and could cause delays in our ability to process and fulfill customer orders. In addition, these delays may cause orders to be canceled or delivered late and may result in orders being returned or receipt of goods being refused. Any strike or lockout could also cause an increase in backlog and freight charges such as port congestion surcharges, extended peak season surcharges and charges as a result of force majeure clauses, all of which could materially adversely affect our business, results of operations and financial condition.

THE OPERATIONS OF OUR SPORTING GOODS SEGMENT ARE SUBJECT TO HIGH FIXED COSTS.

         The operations and maintenance of our call center, distribution center, manufacturing facilities and management information systems related to our sporting goods segment involve substantial fixed costs. Paper and postage are significant components of our sporting goods segment operating costs. Catalog mailings entail substantial paper, postage, and costs associated with catalog development, each of which is subject to price fluctuations. We may be able to further reduce our paper and postage costs if we continue to migrate a significant portion of our sporting goods business to the Internet because we will be less reliant on paper catalogs. However, if net revenues are substantially below expectations, these fixed costs will not be proportionately reduced and could materially adversely affect the results of operations of our sporting goods segment and, in turn, our business, results of operations and financial condition.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY RISKS ASSOCIATED WITH FOREIGN OPERATIONS.

         We derive a significant portion of our revenues from sales of products manufactured by third parties located primarily in the Far East. In addition, third parties located in the Far East produce and supply many of the components and raw materials used in our products. Conducting an international business inherently involves a number of difficulties and risks, including the following:

         o        currency fluctuations;

         o        export restrictions;

         o        compliance with existing and changing regulatory requirements;

         o        tariffs and other trade barriers;

         o        political instability and economic downturns; and

         o        seasonal reductions in business activity.

         We have experienced and may in the future experience any or all of these risks and cannot predict the impact of any particular risk on our operations. However, any of these factors may materially adversely affect our operations and financial condition which could adversely affect our stock price.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE AND CAUSE OUR STOCK PRICE TO DECLINE.

         Our net revenue and operating results may vary significantly from quarter to quarter. The main factors which may affect these fluctuations are:

         o        seasonal variations in operating results;

         o variations in the sales of our products to our significant customers;

         o        increases in returned products;

         o        variations in manufacturing and supplier relationships;

         o our inability to correctly anticipate and provide for inventory requirements;

         o the discretionary nature of our customers' demands and spending patterns;

         o        changes in market and economic conditions; and

         o        competition.

In addition, our quarterly operating results could be materially adversely affected by political instability, war, acts of terrorism or other disasters.

         Sales of our consumer electronics products are somewhat seasonal due to consumer spending patterns which tend to result in significantly stronger sales in our September and December fiscal quarters. Our sporting goods segment is also somewhat seasonal due to stronger demand for its products during the March fiscal quarter due to volume generated by spring and summer sports, favorable outdoor weather conditions and school needs before summer closings and weaker revenues during the December fiscal quarter. These patterns will probably not change significantly in the future. Although we believe that the seasonality of our business is based primarily on the timing of consumer demand for our products, fluctuations in operating results can also result from other factors affecting us and our competitors, including new product developments or introductions, availability of products for resale, competitive pricing pressures, changes in product mix and pricing and product reviews and other media coverage. Due to the seasonality of our business, our results for interim periods are not necessarily indicative of our results for the year.

         Our sales and earnings can also be affected by changes in the general economy since purchases of consumer electronics and sporting goods are generally discretionary for consumers and subject to budgetary constraints by schools and government agencies. Our success is influenced by a number of economic factors affecting disposable consumer income, such as employment levels, business conditions, budgetary restrictions of schools and government agencies, interest rates and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending or increase budgetary restrictions at schools and government agencies, thereby negatively affecting our sales and profitability.

         As a result of these and other factors, revenues for any quarter are subject to significant variation which may adversely affect the market price for our common stock.

OUR SALES OF CONSUMER ELECTRONIC PRODUCTS ARE DEPENDENT ON THE EFFECTIVENESS OF OUR SALES REPRESENTATIVE ORGANIZATIONS.

         A portion of our sales of consumer electronic products are made through sales representative organizations. Our level of sales depends on the effectiveness of these sales representative organizations, as well as our internal sales teams. Some of these organizations may sell competitive products manufactured by third parties as well as our products. During our fiscal years ended March 31, 2002 and 2001 and nine months ended December 31, 2002, our sales representative organizations were responsible for approximately 55%, 34% and 62%, respectively, of our net consumer electronics revenues during such periods. In addition, two of our sales representative organizations were responsible for a significant portion of these revenues. If any of our sales representative organizations, especially our two largest, fails adequately to promote, market and sell our consumer electronics products, our revenues could be adversely affected until a replacement organization or distributor could be retained by us. Finding replacement organizations and distributors could be a time consuming process during which our revenues could be negatively impacted.

OUR EXISTING INDEBTEDNESS MAY ADVERSELY AFFECT OUR ABILITY TO OBTAIN ADDITIONAL FUNDS AND MAY INCREASE OUR VULNERABILITY TO ECONOMIC OR BUSINESS DOWNTURNS.

         Our consolidated indebtedness aggregated approximately $32.0 million as of December 31, 2002. As a result, we are subject to the risks associated with indebtedness, including:

         o we must dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we have less funds available for operations and other purposes;

         o it may be more difficult and expensive to obtain additional funds through financings, if available at all;

         o we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

         o if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

The occurrence of any of these events could materially adversely affect our results of operations and financial condition and adversely affect our stock price.

WE HAVE PLEDGED A SUBSTANTIAL PORTION OF OUR ASSETS TO SECURE OUR BORROWINGS AND ARE SUBJECT TO COVENANTS THAT MAY RESTRICT OUR ABILITY TO OPERATE OUR BUSINESS.

         A large portion of our indebtedness is secured by a substantial portion of our assets. If we default under the indebtedness secured by our assets, those assets would be available to the secured creditor to satisfy our obligations to the secured creditor. In addition, our credit facilities impose certain restrictive covenants, including financial, ownership, operational and net worth covenants. Failure to satisfy any of these covenants could result in all or any of the following:

         o        acceleration of the payment of our outstanding indebtedness;

         o our inability to borrow additional amounts under our existing financing arrangements; and

         o our inability to secure financing on favorable terms or at all from alternative sources.

Any of these consequences could have a material adverse effect on our results of operations and financial condition.

THE LOSS OF OUR KEY PERSONNEL MAY ADVERSELY AFFECT OUR OPERATIONS.

         Our success depends to a significant extent on Geoffrey P. Jurick, our Chairman, Chief Executive Officer and President and the selling stockholder, and certain other key members of our management team. The loss of the services of Mr. Jurick or other key members of our management team could disrupt our operations and materially adversely affect our business, results of operations and financial condition. We have employment agreements with Mr. Jurick and certain other key members of our management team. The agreements contain noncompetition provisions that survive termination of employment in some circumstances. However, these agreements do not assure the continued services of these officers and we cannot assure that the noncompetition provisions will be enforceable. Competition for qualified executive officers is intense. If we are unable to attract, retain and motivate executive officers or other highly skilled employees, our results of operations and financial condition could be materially adversely affected.

THE OWNERSHIP OF OUR COMMON STOCK BY GEOFFREY P. JURICK, OUR CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT, SUBSTANTIALLY REDUCES THE INFLUENCE OF OUR OTHER STOCKHOLDERS.

         Following the offering and the resolution of the litigation described under "Selling Stockholder," the selling stockholder will own approximately 20.7% of our outstanding common stock. As a result, the selling stockholder will continue to have the ability to influence significantly the actions that require stockholder approval, including:

         o        the election of our directors; and

         o the approval of mergers, sales of assets or other corporate transactions or matters submitted for stockholder approval.

As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, the selling stockholder's influence could preclude any unsolicited acquisition of us and consequently materially adversely affect the price of our common stock.

WE ARE SUBJECT TO INTENSE COMPETITION IN THE INDUSTRIES IN WHICH WE OPERATE.

         The consumer electronics industry and the institutional market for sporting goods and leisure products are highly competitive, especially with respect to pricing and the introduction of new products and features. Our consumer electronics segment competes in the low to medium-priced sector of the consumer electronics market and competes primarily on the basis of:

         o        reliability;

         o        quality;

         o        price;

         o        design;

         o        consumer acceptance of the Emerson(R) trademark; and

         o        quality service and support to retailers and our customers.

Our sporting goods segment competes in the institutional sporting goods market principally with local sporting goods dealers, retail sporting goods stores, other direct mail catalog marketers and providers of sporting goods on the Internet. Our sporting goods segment competes principally on the basis of:

         o        brand;

         o        price;

         o        product availability; and

         o        customer service.

In recent years we and many of our competitors have regularly lowered prices, and we expect these pricing pressures to continue. If these pricing pressures are not mitigated by increases in volume, cost reductions or changes in product mix, our revenues and profits could be substantially reduced. As compared to us, many of our competitors have:

         o        significantly longer operating histories;

         o significantly greater managerial, financial, marketing, technical and other competitive resources; and

         o        greater name recognition.

As a result, our competitors may be able to:

         o adapt more quickly to new or emerging technologies and changes in customer requirements;

         o devote greater resources to the promotion and sale of their products and services; and

         o        respond more effectively to pricing pressures.

These factors could materially adversely affect our operations and financial condition. In addition, competition could increase if:

         o        new companies enter the market;

         o        existing competitors expand their product mix; or

         o        we expand into new markets.

An increase in competition could result in material price reductions or loss of our market share and could materially adversely affect our operations and financial condition.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE CANNOT PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR IF WE INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         Our ability to compete effectively will depend on our ability to maintain and protect our proprietary rights. We own the Emerson(R) trademark, which is materially important to our business, as well as our other trademarks and proprietary rights that are used for certain of our home entertainment and consumer electronics products. In addition, we license names and trademarks in connection with our sporting goods business. Our trademarks are registered in the United States, Canada, Mexico and various other countries. However, third parties may seek to challenge, invalidate, circumvent or render unenforceable any proprietary rights owned by or licensed to us.

         The laws of some foreign countries in which we operate may not protect our proprietary rights to the same extent as do laws in the United States. The protections afforded by the laws of such countries may not be adequate to protect our intellectual property rights. Our inability to protect our proprietary rights could materially adversely affect our operations and financial condition. Litigation may be necessary to:

         o        enforce our intellectual property rights;

         o        protect our trade secrets; and

         o determine the scope and validity of such intellectual property rights.

Any such litigation, whether or not successful, could result in substantial costs and diversion of resources and could materially adversely affect our business, results of operations and financial condition.

         We may receive notice of claims of infringement of other parties' proprietary rights. Such actions could result in litigation and we could incur significant costs and diversion of resources in defending such claims. The party making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief. Such relief could effectively block our ability to make, use, sell, distribute or market our products and services in such jurisdiction. We may also be required to seek licenses to such intellectual property. We cannot predict, however, whether such licenses would be available or, if available, that such licenses could be obtained on terms that are commercially reasonable and acceptable to us. The failure to obtain the necessary licenses or other rights could preclude the sale, manufacture or distribution of our products and could materially adversely affect our business, results of operations and financial condition.

WE COULD BE EXPOSED TO PRODUCT LIABILITY CLAIMS FOR WHICH OUR PRODUCT LIABILITY INSURANCE MAY BE INADEQUATE.

         A failure of any of the products marketed by us, particularly those products sold by our sporting goods segment, may subject us to the risk of product liability claims and litigation arising from injuries allegedly caused by the improper functioning or design of our products. Although we currently maintain product liability insurance in amounts which we consider adequate, we cannot assure that:

         o our insurance will provide adequate coverage against potential liabilities;

         o adequate product liability insurance will continue to be available in the future; or

         o        our insurance can be maintained on acceptable terms.

To the extent product liability losses are beyond the limits or scope of our insurance coverage, any such losses could materially adversely affect our business, results of operations and financial condition.

WE MAY SEEK TO MAKE ACQUISITIONS THAT PROVE UNSUCCESSFUL OR STRAIN OR DIVERT OUR RESOURCES.

        We may seek to grow our business through acquisitions of related businesses. Such acquisitions present risks that could materially adversely affect our business and financial performance, including:

         o the diversion of our management's attention from our everyday business activities;

         o the assimilation of the operations and personnel of the acquired business;

         o the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

         o the need to expand management, administration and operational systems.

If we make such acquisitions we cannot predict whether:

         o we will be able to successfully integrate the operations of any new businesses into our business;

         o we will realize any anticipated benefits of completed acquisitions; or

         o there will be substantial unanticipated costs associated with acquisitions.

In addition, future acquisitions by us may result in:

         o        potentially dilutive issuances of our equity securities;

         o        the incurrence of additional debt; and

         o the recognition of significant charges for depreciation and amortization related to goodwill and other intangible assets.

We continuously evaluate potential acquisitions of related businesses. However, we have not reached any agreement or arrangement with respect to any particular acquisition and we may not be able to complete any acquisitions on favorable terms or at all.

THE INABILITY TO USE OUR TAX NET OPERATING LOSSES COULD RESULT IN A CHARGE TO EARNINGS AND COULD REQUIRE US TO PAY HIGHER TAXES.

         Both Emerson and SSG have substantial tax net operating losses available to reduce taxable income for federal and state income tax purposes. A portion of the benefit associated with the tax net operating losses has been recognized as a deferred tax asset in our financial statements and could be used to reduce our tax liability in future profitable periods. We believe these net deferred tax assets will be realized through tax planning strategies available in future periods and future profitable operating results. Although realization is not assured at either

Emerson or SSG, we believe it is more likely than not that all of the remaining net deferred tax assets will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced or eliminated in the near term if certain tax planning strategies are not successfully executed or estimates of future taxable income during the carryforward period are reduced. In addition, the amount of the deferred tax asset could be affected by transactions consummated by us or the selling stockholder, including the offering of the shares hereby. In the event that either Emerson or SSG is unable to utilize its tax net operating losses in a reasonable time frame, it would be required to adjust its deferred tax asset which would result in a charge to earnings. Additionally, should the utilization of tax net operating losses be limited, we would be required to pay a greater amount of taxes in future periods.

MARKET RELATED RISKS

THE MARKET PRICE OF OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE AND VOLUME FLUCTUATIONS FROM TIME TO TIME.

         The market price for our common stock and for securities of similar companies have from time to time experienced significant price and volume fluctuations that are unrelated to operating performance. Factors which may affect our market price include:

         o        market conditions in the industries in which we operate;

         o        competition;

         o        sales or the possibility of sales of our common stock;

         o        our results of operations and financial condition; and

         o        general economic conditions.

Furthermore, the stock market has experienced significant price and volume fluctuations unrelated to the operating performance of particular companies. These market fluctuations may also adversely affect the market price of our common stock.

WE DO NOT INTEND TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

         We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. In addition, our agreements with our lenders may, from time to time, restrict our ability to pay dividends.

OUR ORGANIZATIONAL DOCUMENTS AND DELAWARE LAW MAY MAKE IT HARDER FOR US TO BE ACQUIRED WITHOUT THE CONSENT AND COOPERATION OF OUR BOARD OF DIRECTORS AND MANAGEMENT.

         Several provisions of our organizational documents and Delaware law may deter or prevent a takeover attempt, including a takeover attempt in which the potential purchaser offers to pay a per share price greater than the current market price of our common stock. Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The ability to issue shares of preferred stock could tend to discourage takeover or acquisition proposals not supported by our current board of directors.

FUTURE SALES OF OUR COMMON STOCK MAY AFFECT OUR STOCK PRICE.

         The placement or sale of a substantial number of shares of our common stock could cause a decrease in the market price of our common stock. We had 27,408,567 shares of common stock issued and outstanding as of February 28, 2003, of which approximately 17,500,000 shares were freely tradeable without restriction and the remainder are saleable with restriction under Rule 144. In addition, options and warrants to purchase approximately 1,369,602 shares of our common stock were outstanding as of February 28, 2003. As of February 28, 2003, 1,152,918 of those stock options and warrants were vested and substantially all of the remaining options and warrants will vest over the next year. We may also issue additional shares in connection with our business and may grant additional stock options to our employees, officers, directors and consultants under our stock option plans or warrants to third parties. If a significant portion of such shares were sold in the public market, the market value of our common stock could be adversely affected.